Exhibit S



                               POWER OF ATTORNEY

         That each of the undersigned officers and trustees of Advent Claymore Convertible Securities and Income Fund, a statutory trust formed under the laws of the State of Delaware (the "Trust"), do constitute and appoint Rodd Baxter his true and lawful attorney and agent, with full power and authority (acting alone and without the other) to execute in the name and on behalf of each of the undersigned as such officer or trustee, a Registration Statement on Form N-2, including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent Registration Statement of the Trust pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the "1933 Act") and any other filings in connection therewith, and to file the same under the 1933 Act or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Trust, the registration or offering of the Trust's common shares of beneficial interest, par value $.001 per share, or the registration or offering of the Trust's preferred shares, par value $.001 per share; granting to such attorney and agent full power of substitution and revocation in the premises; and ratifying and confirming all that such attorney and agent may do or cause to be done by virtue of these presents.

         This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

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         IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 27th day of March, 2003.


                                    /s/ Tracy V. Maitland
                                    ----------------------------------
                                    Tracy V. Maitland
                                    Trustee, President and
                                    Chief Executive Officer


                                    /s/ Michael A. Smart
                                    ---------------------------------
                                    Michael A. Smart
                                    Trustee


                                    /s/ Nicholas Dalmaso
                                    -------------------------------
                                    Nicholas Dalmaso
                                    Trustee


                                    /s/ Gerald L. Seizert
                                    -------------------------------
                                    Gerald L. Seizert
                                    Trustee


                                    /s/ Derek Medina
                                    ------------------------------
                                    Derek Medina
                                    Trustee


                                    /s/ Ronald A. Nyberg
                                    -----------------------------
                                    Ronald A. Nyberg
                                    Trustee


                                    /s/ Ronald Toupin
                                    -----------------------------
                                    Ronald Toupin
                                    Trustee

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                                    /s/ Paul Latronica
                                    -----------------------------
                                   Paul Latronica
                                   Treasurer


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